Exhibit 99.1

August 17, 2026

ENDRA Life Sciences Reports Second

Quarter 2026 Financial Results and

Provides Business Update

ANN ARBOR, Mich., (BUSINESS WIRE) – ENDRA Life Sciences Inc. (NASDAQ: NDRA) (“ENDRA” or the “Company”), a pioneer in thermoacoustic biomarker imaging for early detection and monitoring of steatotic liver disease (SLD), reported financial results for the quarter ended June 30, 2026, and provided a business update.

Second Quarter 2026 and Recent Highlights

On June 25, 2026, ENDRA entered into a definitive merger agreement with ASP Isotopes Inc. (NASDAQ: ASPI), Noble Africa LLC (“Noble Africa”) , Renergen Limited and other parties thereto. Under the terms of the agreement, Noble Africa will merge with a wholly owned subsidiary of ENDRA, with Noble Africa surviving the merger as a wholly owned subsidiary of ENDRA. Upon completion of the proposed transaction, ENDRA will be renamed Noble Africa Inc.

The proposed transaction is intended to provide investors with exposure to Renergen’s Virginia Gas Project in South Africa. In connection with the transaction, Noble Africa entered into subscription agreements with institutional and other investors, as well as ASP Isotopes, for a private placement expected to generate approximately $50 million in gross proceeds, with closing anticipated concurrently with closing of the merger. Closing of the merger is expected in the fourth quarter of 2026, subject to customary closing conditions, including applicable stockholder and regulatory approvals.

On May 28, 2026, ENDRA completed a $3.8 million private placement, strengthening the Company’s balance sheet and providing additional capital as it pursued its strategic alternatives process. As of June 30, 2026, the $3.8 million of proceeds were classified as restricted cash pursuant to the terms of the financing.

Continued Disciplined Management of Operating Resources

ENDRA continued to carefully manage operating expenditures and cash resources during the quarter while completing its strategic alternatives process and entering into the proposed Noble Africa transaction. Research and development expenses decreased 39% and sales and marketing expenses decreased 92% compared with the second quarter of 2025.

“During the second quarter, we achieved an important objective for ENDRA and its stockholders by entering into a definitive merger agreement with Noble Africa following our strategic alternatives process,” said Alexander Tokman, Chairman and Chief Executive Officer of ENDRA Life Sciences.

“We believe the proposed transaction provides ENDRA stockholders with an opportunity to participate in the potential growth of a differentiated helium platform while providing a path forward for the Company. At the same time, we continued to carefully manage our operating resources, reducing cash used in operations compared with the prior-year period while maintaining our focus on completing the proposed transaction. We are now working with ASP Isotopes, Renergen, and Noble Africa toward satisfying the conditions necessary to complete the merger.”

Second Quarter 2026 Financial Results

As of June 30, 2026, ENDRA had approximately $1.7 million in cash, $3.8 million in restricted cash, and $1.9 million in its Digital Asset Treasury.

Cash used in operations during the second quarter of 2026 was approximately $0.9 million, compared with approximately $1.1 million in the same period of 2025.

Total operating expenses for the second quarter of 2026 were approximately $1.5 million, compared with approximately $1.3 million in the prior-year period. Operating expenses included approximately $542,000 of non-cash stock-based compensation in the second quarter of 2026, compared with approximately $89,000 in the second quarter of 2025.

Other income was approximately $1.6 million during the second quarter of 2026, primarily reflecting realized and unrealized gains associated with the Company’s digital asset treasury.

As a result, ENDRA reported net income of approximately $160,000 for the second quarter of 2026, compared with a net loss of approximately $1.2 million in the second quarter of 2025.

About ENDRA Life Sciences Inc.

ENDRA Life Sciences is the pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS®), a ground-breaking technology being developed to assess tissue fat content and monitor tissue ablation during minimally invasive procedures, at the point of patient care. TAEUS® is focused on the measurement of fat in the liver as a means to assess and monitor steatotic liver disease and metabolic dysfunction-associated steatohepatitis, chronic liver conditions that affect over two billion people globally, and for which there are no practical diagnostic tools. Our press releases and financial and other material information are routinely posted to and accessible on the Investors section of our website, www.endrainc.com.

Forward-Looking Statements

All statements in this press release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements—based on certain assumptions and describing our future plans, strategies, and expectations—can generally be identified by the use of terms such as “approximate,” “anticipate,” “attempt,” “believe,” “can,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “hope,” “intend,” “may,” “plan,” “possible,” “potential,” “project,” “seek,” “should,” “will,” “would,” or other comparable terms (including the negative of any of the foregoing), although some forward-looking statements are express differently. Each forward-looking statement contained in this release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement.

Applicable risks and uncertainties include, among others: the risk that the conditions to the closing or consummation of the proposed merger with Noble Africa and related transactions (the “Proposed Transactions”) are not satisfied, including the failure to timely obtain approval of the Proposed Transactions from ENDRA stockholders, if at all; the risk that the proposed financings are not completed in a timely manner, if at all; uncertainties as to the timing of the consummation of the Proposed Transactions and the ability of each of ENDRA and Noble Africa to consummate the Proposed Transactions; risks related to ENDRA’s continued listing on Nasdaq until closing of the Proposed Transactions and the combined company’s ability to remain listed following the closing of the Proposed Transactions; risks related to ENDRA’s ability to correctly estimate its operating expenses and its expenses associated with the Proposed Transactions, pending the closing of the Proposed Transactions, as well as uncertainties regarding the impact any delay in the closing would have on the anticipated cash resources of ENDRA, and other events and unanticipated spending and costs that could reduce ENDRA’s cash resources; risks related to the failure or delay in obtaining required approvals from any governmental or quasi-governmental entity necessary to consummate the Proposed Transactions; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; the effect of the announcement or pendency of the Proposed Transactions on ENDRA’s or Noble Africa’s business relationships, operating results and business generally; costs related to the Proposed Transactions; risks related to the market price of ENDRA’s common stock relative to the value suggested by the Proposed Transactions; the outcome of any legal proceedings that may be instituted against ENDRA, Noble Africa or any of their respective directors, managers, or officers related to the Proposed Transactions; costs of the Proposed Transactions and unexpected costs, charges or expenses resulting from the Proposed Transactions; changes in regulatory requirements and government incentives; risks associated with the possible failure to realize, or that it may take longer to realize than expected, certain anticipated benefits of the Proposed Transactions, including with respect to future financial and operating results, legislative, regulatory, political and economic developments, and those uncertainties and factors; and the risk of involvement in litigation, including securities class action litigation, that could divert the attention of the management of ENDRA or the combined company, harm the combined company’s business and may not be sufficient for insurance coverage to cover all costs and damages, expectations regarding our treasury strategy and our ability to execute it successfully; our limited commercial experience, limited cash resources, and history of losses; our ability to obtain adequate financing to fund operations in the future; our ability to regain and maintain compliance with Nasdaq listing standards; delays or changes in regulatory requirements, policies, or guidelines; the repeatability of clinical results across larger trial populations; potential delays in submitting required regulatory applications or other submissions to, or receiving approvals from, the U.S. Food and Drug Administration (“FDA”) or other regulatory agencies; our ability to obtain and maintain required CE mark certifications and secured required FDA and other governmental approvals for our Thermo Acoustic Enhanced Ultrasound (“TAEUS®”) applications; our ability to develop commercially viable products based on our TAEUS® technology; market acceptance of our technology; the effect of macroeconomic conditions on our business; results of studies, which may be negative or inconclusive; our ability to secure and maintain development partners; reliance on third parties, collaborations, strategic alliances, and licensing arrangements; the competitive landscape in the healthcare industry; our ability to protect our intellectual property; changes in healthcare industry practices or reimbursement policies; our ability to comply with regulations from federal, state, local, and foreign governmental agencies; risks related to shifts in regulatory, accounting, or tax treatment affecting our treasury activities; the potential impact of any changes in financial reporting requirements; the risk that our stock price may be affected by the performance or valuation of assets held in our treasury; a determination that we are an investment company under the Investment Company Act of 1940; our ability to achieve profitability; our dependence on key members of management; and other risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

You should not rely on forward-looking statements as predictions of future events. Forward-looking statements in this press release speak only as of the date of issuance, and ENDRA assumes no obligation to update such statements to reflect actual results or changes in expectations, except as required by law.

[Financial Tables Follow]

ENDRA Life Sciences Inc.

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2026	2025
	(Unaudited)
Assets
Current Assets
Cash	$1,739,943	$762,365
Restricted cash	3,800,003	-
Prepaid expenses	47,064	205,604
Total Current Assets	5,587,010	967,969
Non-Current Assets
Fixed assets, net	43,538	42,516
Right of use assets	400,717	461,949
Prepaid expenses, long term	-	365,417
Digital Assets	1,904,954	2,009,960
Other assets	5,986	5,986
Total Assets	$7,942,205	$3,853,797

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued liabilities	$647,934	$621,578
Lease liabilities, current portion	138,644	129,378
Total Current Liabilities	786,578	750,956

Long Term Debt
Lease liabilities	290,630	362,974
Warrant Liability	555,306	479,747
Total Long Term Debt	845,936	842,721

Total Liabilities	1,632,514	1,593,677
Commitments and Contingencies	-	-

Stockholders’ Equity
Series A Convertible Preferred Stock, $0.0001 par value; 10,000 shares authorized; 17.488 and 17.488 shares issued and outstanding, respectively	-	-
Series B Convertible Preferred Stock, $0.0001 par value; 1,000 shares authorized; no shares issued and outstanding	-	-
Series C Convertible Preferred Stock, $0.0001 par value; 100,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.0001 par value; 1,000,000,000 shares authorized; 1,499,838 and 1,176,477 shares issued and outstanding, respectively	148	116
Additional paid in capital	117,999,522	112,725,513
Receivable related to employee equity awards	(72,981)	-
Accumulated deficit	(111,616,998)	(110,465,509)
Total Stockholders’ Equity	6,309,691	2,260,120
Total Liabilities and Stockholders’ Equity	$7,942,205	$3,853,797

ENDRA Life Sciences Inc.

Condensed Consolidated Statement of Operations

(Unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2026	2025	2026	2025
Operating Expenses
Research and development	$233,665	$381,061	$1,010,075	$909,746
Sales and marketing	5,813	68,834	10,091	137,825
General and administrative	1,243,778	851,195	2,636,838	1,722,801
Total operating expenses	1,483,256	1,301,090	3,657,004	2,770,372

Operating loss	(1,483,256)	(1,301,090)	(3,657,004)	(2,770,372)

Other Income (Expenses)
Other income (expense)	(45)	13,066	306	37,456
Digital asset staking compensation	9,700	-	20,760	-
Unrealized gain on change in fair value of digital assets	1,290,892	-	2,029,068	-
Realized gain on change in fair value of digital assets	409,355	-	530,940	-
Changes in fair value of warrant liability	(66,702)	62,112	(75,559)	470,674
Total other income	1,643,200	75,178	2,505,515	508,130

Income/(loss) from operations before income taxes	159,944	(1,225,912)	(1,151,489)	(2,262,242)

Provision for income taxes	-	-	-	-

Net Income (Loss)	$159,944	$(1,225,912)	$(1,151,489)	$(2,262,242)

Company Contact:
Investor Relations
investors@endrainc.com
www.endrainc.com

Investor Relations Contact:
Vivian Cervantes
Alliance Advisors IR
973-873-7724
vcervantes@allianceadvisors.com

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